DATED                              10 October                               1995



                              ENFIELD VIEW PTY LTD

                               A.C.N. 007 382 603
                                     Lessor



                                       and



                                 RECOIL PTY LTD
                               A.C.N. 006 664 731
                                     Lessee




                              --------------------

                                      LEASE

                              --------------------

                           Premises: 20 Stamford Road,
                                    Oakleigh






                                  ANDERSON RICE
                                   SOLICITORS
                                    LEVEL 10
                               555 LONSDALE STREET
                               MELBOURNE VIC  3000

                                 AUSDOC DX  117



                                 TEL:  672 2666
                                 FAX:  642 0271
                               REF: TB:RAFW:914603

                                     LEASE


THIS LEASE is made the 10th day of October 1995

BETWEEN ENFIELD VIEW PTY LTD (A.C.N. 007 382 603) of 1846 Princes Highway, Clayton in the State of Victoria
                                                                      ("Lessor")
AND       RECOIL PTY LTD (A.C.N. 006 664 731)
          of 7 Kingston Town Close, Oakleigh in the State of Victoria
                                                                      ("Lessee")
RECITALS

In consideration of the rent herein reserved and of the covenants and agreements by the Lessee contained in this Lease, the Lessor on and subject to the following covenants, terms, conditions and provisos:

A. HEREBY LEASES to the Lessee ALL THOSE premises (herein called the "Demised Premises") more particularly described in Item 1 of the Schedule together with the right to the Lessee, its servants, agents and invitees to use the chattels described in Item 10 of the Schedule (if any) and for the term described in Item 5 of the Schedule commencing on the commencement date set out in Item 9 of the Schedule and at the rental set out in Item 3 of the Schedule and as increased or reviewed in accordance with the provisions hereof.

B. RESERVES to the Lessor and persons claiming through or authorized by it the use of exterior walls the roof and right to install, maintain, use, repair, alter and replace pipes, ducts, conduits and wires leading through the premises and to pass and run water, air, electricity, sewerage, drainage, gas and other services through such pipes, ducts, conduits and wires and to enter upon the premises for such purpose provided that (except as hereinafter provided) in exercising such rights as aforesaid the Lessor shall not interfere with the Lessee in its use and occupation of the Demised Premises more than is reasonably necessary.

1.   DEFINITIONS AND INTERPRETATION

     1.1  Definitions

          In this Lease and in any Rules and Regulations made hereunder or annexed hereto the following expressions shall have the meanings hereinafter respectively assigned to them unless the contrary intention appears:

          "Demised Premises" -- the Demised Premises described in Item 1 of the Schedule and shall include, where appropriate, the building erected on the land;

          "Lease" -- this Lease and any annexures and schedules relating hereto;

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                                       -2-

          "Lessee" -- includes the Lessee, its successors and permitted assigns and where not repugnant to the context the servants and agents of the Lessee;

          "Lessor" -- includes the Lessor, its successors and assigns and where not repugnant to the context its servants and agents;

          "Lessor's Premises" -- the premises situated at 20 Stamford Road, Oakleigh in the State of Victoria together with the fixtures, fittings, furnishings, plant, machinery, equipment and Mechanical Installations of the Lessor therein from time to time;

          "Mechanical Installations" -- includes air conditioning and any other plant, machinery or equipment for heating or cooling or circulating air; exhaust and ventilation plant; fire alarm; fire fighting equipment; sprinklers and any other machine, plant or equipment now or hereafter installed at the Demised Premises;

          "Outgoings" -- (to the extent to which the same are not specifically payable from time to time by any Lessee or Licensee of any part thereof) the total cost of all outgoings costs and expenses of the Lessor now or hereinafter properly assessed, charged or chargeable, paid or payable or otherwise incurred upon or in respect of the Demised Premises and/or upon the Lessor in relation thereto or in the conduct, management, repair and maintenance of the Demised Premises and to the use and occupation of the same for the use described in
          Item 2 of the Schedule and/or the other facilities pertaining thereto and in particular but without limiting the generality of the foregoing, includes:

          1.1.1 all taxes payable in respect of the Lessor's Premises and/or Demised Premises or in respect of the Lessor's ownership or occupancy thereof but excluding income tax payable by the Lessor on its income. The Lessee shall hereunder reimburse or indemnify the Lessor for the Lessee's proportion of State Land Tax or liability therefore (as the case may be) in respect of the Lessor's Premises, calculated on the basis that such land is the only land of which the Lessor is the owner within the meaning of the Land Tax Act;

          1.1.2 all rates, charges, assessments, duties, impositions and fees of any public, municipal or government body, authority or department charges, imposed or assessed on or in respect of the Demised Premises;

          1.1.3 all insurance premiums payable by the Lessor in respect of the Demised Premises and fixtures and fittings, to the full insurable replacement value thereof, against fire, flood, lightning, storm and tempest, aircraft and other accident and such other insurances including the removal of debris and other risks as the Lessor may deem necessary or desirable in relation to the Demised Premises or the Lessor's ownership or interest therein as set out in Clause 2.5;

          1.1.4 all charges for water (including any excess water charges), gas, oil, electricity, light, power, fuel, telecommunications, sewerage, garbage, pest control and other services or requirements furnished or supplied to the Demised Premises for the general benefit or purpose of the Demised Premises;

          1.1.5 the costs of repairs, painting, maintenance and renovations of and to the Lessor's Premises (except work of a structural nature) unless such work arises from the use of the premises by the Lessee; and

          1.1.6 the costs including running costs, repairs and maintenance of lighting, elevators, fire alarm, fire fighting equipment, sprinklers and all other Mechanical Installations.

          "Yearly Rent" - the amount set out in Item 3 of the Schedule and multiplied by twelve including any alteration thereto pursuant to Clause 2.2 and Annexure 1.

     1.2  Interpretation

          Words importing the singular number include the plural and the masculine gender the feminine or neuter and vice versa and words importing the persons include corporations and vice versa.

          Any covenant or agreement on the part of two or more persons shall be deemed to bind them jointly and severally.

          Reference to a statute or ordinance includes all regulations under and amendments to that statute or ordinance whether by subsequent statute or otherwise and a statute or otherwise and a statute or ordinance passed in substitution for the statute or ordinance referred to or incorporating any of its provisions.

          Headings have been inserted for guidance only and shall not be deemed to form any part of the context of this Lease.

          Where under or pursuant to this Lease or anything done hereunder, the day on or by which any act, matter or thing is to be done is a Saturday or a Sunday or a public holiday in the State or place in which the Demised Premises are situated, such act, matter or thing may be done on the next succeeding day which is not a Saturday, Sunday or a public holiday.

          References to Clauses and Schedules are to clauses of and schedules to this Lease.

     2.   LESSEE'S COVENANTS

          THE LESSEE FOR HIMSELF AND HIS SUCCESSORS AND PERMITTED ASSIGNS AND TO THE EXTENT THAT THE OBLIGATIONS MAY CONTINUE THROUGHOUT THE CONTINUANCE OF THE LEASE, DOES HEREBY COVENANT WITH THE LESSOR AS
          FOLLOWS:

          2.1   Rent

                To pay the Lessor the sum set out in Item 3 of the Schedule, as adjusted from time to time in accordance with Clause 2.2, monthly in advance on the first day of each month, without any set-off (whether arising at law or in equity) and clear of all deductions whether demanded or not and if the said commencement date shall be other than on the first day of a month then by a proportionate payment for any broken period calculated from the commencement date to the first day of the month next ensuing the commencement date or from the first day of the last month of the term hereby created to the end of the said term as the case may be.

          2.2   Rent Review

                The rent payable by the Lessee pursuant to the Lease or any renewal or extension thereof shall be the sum or sums set out in Item 3 of the Schedule PROVIDED THAT the rental shall be increased, as and from the date or dates set out in Item 4 of the Schedule hereto as a rent review date, by an amount by which the yearly rent payable immediately prior to the review date shall be multiplied by a fraction whereof the denominator shall be 100 and the numerator shall be 104 and this sum shall be the annual rent payable from the rent review date for the twelve month period thereafter.

     2.3  Rates, Taxes and Outgoings

          2.3.1 To pay and bear as from the commencement date for the term hereof, all existing and future rates (including special parking rates and garbage collection rates whether municipal or otherwise) taxes, assessments, charges and Outgoings (whether parliamentary, semi-governmental or otherwise) now or hereafter imposed or charged on the owner or occupier in respect of the Demised Premises. If the Demised Premises are not separately rated, taxed, assessed or charged or the Outgoings relate to an area larger than the Demised Premises, the whole of such rates, taxes, assessments, charges or Outgoings shall be apportioned and the Lessee shall pay a proportion of the amount such proportion being equal to the area that the Demised Premises bears to the total lettable area of the property (of which the Demised Premises form part) so rated or assessed or to which the Outgoings relate.

          2.3.2 Notwithstanding anything herein contained, the Lessor may from time to time notify the Lessee of the Lessee's proportion of Outgoings for any period not exceeding one (1) year in advance of the estimate, whereupon the Lessee will pay during such period, the estimate by equal monthly installments in advance on the days and in the manner fixed for payment of the rent, provided that at the end of the then current year, the actual Outgoings shall be made and any refund to or further payment by the Lessee shall be allowed or made.

     2.4  General Positive Covenants

          2.4.1 Consumables

                To pay all charges in respect of electric supply, gas supply or power used on the Demised Premises and any water charges (including any excess water charges) and telecommunications, rentals and other charges in respect of the Demised Premises.

          2.4.2 Clean the Premises

                To pay the costs of maintenance and cleaning of the Demised Premises and if the Lessee does not clean the Demised Premises by its own staff then the Lessee shall engage for this purpose the cleaning contractor (if any for the time being) of the Lessor's property of which the Demised Premises form part.

          2.4.3 Repair and Maintain

                From time to time throughout the said term, as often as the occasion shall require, at his own cost and expense to repair, maintain and keep the Demised Premises (including the locks, keys, windows, glass (internal and external) and fixtures all sewerage fittings and pipes and all Mechanical Installations serving the Demised Premises) in as good and substantial repair, order and condition as the same now are with all necessary reparations, clearings and amendments whatsoever, when and where and as often as the same shall be requisite during the said term provided that damage by fair wear and tear or fire alone shall be excepted unless the Lessee and his servants or agents invitees or charges or any of them shall have suffered or omitted something by reason whereof the Lessor shall be deprived of the benefit of any insurance on the Demised Premises and provided that it shall be the responsibility of the Lessor at the Lessor's own cost to ensure that at all times the air conditioning plant complies with any law from time to time applicable to refrigerants.

          2.4.4 Clean Windows

                To regularly clean thoroughly all windows in or upon the Demised Premises.

          2.4.5 Make Good Damage

                To pay for and make good all damage which may be caused to the Demised Premises or any part thereof by reason of any gas or water taps, electric current, appliances or fittings in the Demised Premises being left on or open or mismanaged in any way.

          2.4.6 Repair Damage Caused to Adjoining Premises

                From time to time make good any defect or damage to any adjoining premises or other premises or any facility or appurtenance thereof occasioned by any neglect want of care, misuse or abuse on the part of the Lessee or the Lessee's agents, contractors, customers, invitees or other persons claiming through or under the Lessee or otherwise occasioned by any breach or default of the Lessee hereunder.

          2.4.7 Disposal of Rubbish

                At all times during the term, store and keep all trade waste, trash and garbage in proper receptacles kept within such space or area in or about the Demised Premises as shall from time to time be reasonably designated or notified by the Lessor and to arrange for the disposal thereof and at all times refrain from throwing or dropping from the Demised Premises or depositing or leaving in the Demised Premises any such trade waste, trash and garbage.

          2.4.8 Notice of Defects

                To give to the Lessor immediate notice in writing of any accident or defects in the water pipes, gas pipes, electric light appliances or fittings installed in or upon the Demised Premises.

          2.4.9 Comply with Acts

                At the Lessee's own expense to comply in all respects with all such provisions of the Health Act, Melbourne and Metropolitan Board of Works Act and the Labour and Industry Act for the time being in force and all present and future amendments thereof respectively and with the provisions of all Acts of Parliament, Regulations, Rules and By-Laws now or hereafter in force as shall be necessitated by the business being conducted in or the use by the Lessee of the Demised Premises and to do all acts, works, cleansings and other things that may be necessary or ordered to be done under any Act or Regulation or By-Law affecting buildings of the type of the Demised Premises (and/or the building of which the Demised Premises forms part as the case may be) and/or public health and for the time being in force in the said State relating to the carrying on of the business or purpose of the Lessee upon the Demised Premises or the employment of persons connected therewith or that may be required by the Melbourne Water Corporation and the relevant Municipal or Shire Authority or any Health Officer, Inspector or other local or Public Authority but nothing herein contained shall require the Lessee to make, provide or pay for any structural alterations or additions to the Demised Premises unless such structural alterations or additions are necessitated by the nature of the business conducted or use by the Lessee upon or of the Demised Premises or by the number or sex of persons employed or lawfully present therein or by any act, neglect or default of the Lessee or his agents, servants, employees, charges, invitees or any other person claiming through or under the Lessee.

          2.4.10    Use of Premises

                To use the Demised Premises in a fair and tenantable manner and for the permitted use set out in Item 2 of the Schedule only.

          2.4.11    Inspection

                To allow the Lessor and his agents, architects, surveyors and workmen, upon giving the Lessee forty-eight (48) hours notice to have access at all reasonable times to the Demised Premises and to all services passing through over or along the Demised Premises, but at any time without notice in the case of emergency, to inspect the same and every part thereof and to do such work therein or in respect of the Demised Premises or any part thereof as the Lessor may require to do and the Lessee shall forthwith after receipt of notice in writing from the Lessor properly effect any repairs, reparations and cleansings for which the Lessee is liable hereunder PROVIDED ALWAYS that if at any time the Lessee fails to comply with the terms of such notice within fourteen days after service thereof the Lessor may with or without workmen or others enter upon the Demised Premises and do all things necessary to effect the repairs or cleansings and any moneys expended by the Lessor for that purpose shall be recoverable by the Lessor against the Lessee as money paid by him at the Lessee's request by an action at law or by distress as for rent in arrears. The Lessee will ensure that the Lessor has been provided with and is in possession of all keys and/or entrance devices required to gain access into the Demised Premises from time to time.

          2.4.12    Maintenance and Alteration

                To permit the Lessor and its architects, contractors, workmen and others at all times on reasonable notice to enter upon the Demised Premises and carry out repairs, improvements, maintenance, alterations and other work (including work of a structural nature) to the Demised Premises or to any part thereof in compliance with the Lessor's obligations under the provisions of this Lease or otherwise deemed necessary or desirable by the Lessor PROVIDED ALWAYS that in the exercise of any such power the Lessor will endeavour to avoid unduly inconveniencing the Lessee.

          2.4.13    Lessor's Costs

                To pay the Lessor's reasonable costs, charges, fees and expenses of and incidental to the preparation, completion and execution of this Lease and all counterparts thereof and any extension or renewal thereof and any guarantee and any other ancillary agreements and to pay all stamp duty and registration fees (if any) thereon.

          2.4.14    Costs of Default

                To pay on demand, all moneys, costs, charges and expenses which the Lessor may incur or expend in consequence of any default in the performance or observance of any covenant or agreement herein contained on the part of the Lessee to be performed or observed or under or in the exercise or enforcement or attempted exercise or enforcement of any power or authority herein contained or in consequence of any lawful request by the Lessor under any covenant or condition herein contained immediately the Lessor shall have paid, expended or incurred the same and if such costs are legal costs these shall be charged at the appropriate scale operating from time to time.

          2.4.15    Interest on Default

                To pay to the Lessor in respect of any amount due by the Lessee to the Lessor, at the rate which is the aggregate of three per centum (3 %) and the Indicator Lending Rate from time to time quoted by the Lessor's banker at the relevant date for commercial overdraft accommodation exceeding $100,000-00 calculated daily from the date upon which the same fell due for payment until the same shall have been paid.

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                                       -9-

          2.4.16    Exhibit "To Let" Sign

                During the last six months of the said term and at any time during any holding over or extension thereof to permit the Lessor or the Lessor's agents or workmen or any of them to enter upon the Demised Premises and to exhibit and to put upon them notices "To Let" which notices shall not be removed by the Lessee without the written permission of the Lessor.

          2.4.17    Inspection at End of Term

                During the last six months of the said term and at any time during any holding over or extension thereof to permit the Lessor's agent and any person or persons if accompanied by the Lessor or the Lessor's agent or with the Lessor's written authority, upon giving the Lessee forty-eight (48) hours notice, to inspect the Demised Premises at any time between the hours of 9:00am and 5:00pm, but at any time without notice in the case of emergency, and at the expiration or earlier determination of the tenancy to give peaceable possession of the same to the Lessor.

          2.4.18    Keep Premises Open

                At all times throughout the said term during normal business hours pertaining to the said permitted use, to keep the Demised Premises open for the permitted use referred to and not without the consent in writing of the Lessor to leave the Demised Premises unoccupied during the said term AND if the permitted use or purpose referred to relates to or concerns the conduct of a business thereon, to use his best endeavours to carry on and conduct the said business in a proper and efficient manner AND in the event of the said business not being so conducted or not conducted at all or the Demised Premises being unoccupied or unopened as the case may be the total rental for the said term or period shall immediately become due and payable and such sum shall be recoverable by the Lessor from the Lessee by an action at law or by distress as for rent in arrears. This provision is in addition to and not in derogation of any other right or remedy available to the Lessor.

          2.4.19    Locking of Property

                To ensure that all doors windows and other entrances are securely locked in the event of entering or leaving the Demised Premises (and/or the building of which the Demised Premises forms part as the case may be) outside the usual and normal hours during which such doors and other entrances are kept open.

          2.4.20    Garden

                To attend to the garden (if any) of the Demised Premises and every part thereof and to ensure that the same is attended to regularly and in particular to ensure that the Demised Premises is of neat appearance and free from weeds and excess growth.

          2.4.21    Delivering Up

                At the expiration or sooner determination of the term hereby created quietly to deliver up to the Lessor the Demised Premises in good and substantial repair order and condition as the same are at the commencement of occupancy by the Lessee or any predecessor of the Lessee pursuant to this Lease or any other lease of which this Lease is a result due to the exercise of an option for a further term with the glass all whole in the windows, doors, electric light globes, fixtures and fittings in good order and condition and in particular with the walls and ceiling free of grease, dirt, excess paint or other material detrimental to or detracting from the good appearance thereof including any rubbish, damage by fair wear and tear or fire alone excepted as aforesaid.

          2.4.22    Lessee's Works

                To carry out any works, repairs, alterations or additions required to be done by the Lessee pursuant to the Lease in a professional and workmanlike manner in accordance with the instructions given by the Lessor's architect and to the reasonable satisfaction of the Lessor.

     2.5  Insurance

          2.5.1 Insurance Charges

                To pay or reimburse (as the case requires) the Lessor forthwith on demand being made by the Lessor so as to do the cost of all premiums, stamp duty levies and other like expenses (hereinafter called "the premiums") in respect of such of the policies of insurance referred to below which are already taken out by the Lessor in respect of the Lessor's Premises of which the Demised Premises form part as from the commencement date of the term hereby created for the term hereof and any renewal or extension thereof and to take out any of the policies listed below which are not so taken out by the Lessor such policies to be taken out by the Lessee in the names of the Lessor and the Lessee for their respective rights and interest and in the names of such other persons, firm or corporation as may be designated by the Lessor including any mortgagee of the Demised Premises, and at the

                Lessee's expenses with such insurance company as the Lessor shall approve for the replacement value or for such other amount as herein specified or as the Lessor shall reasonably direct the policies taken out by the Lessee to be kept in full force and effect during the continuance of this Lease and the Lessee shall produce a receipt for every premium payment and Certificates of Currency in respect of each of such policies to the Lessor on or before the commencement date and at least fourteen (14) days prior to the renewal date of such policies AND in any event, the Lessee will cause the original Policies or a true copy of each of them to be delivered to the Lessor immediately the same are issued by the Insurance Company, the said policies are:

                (a) an insurance policy covering inter alia damage by fire extended to include damage by explosion, storm and tempest, riots, strikes and malicious damage, earthquake, impact by all vehicles, aircraft, internal water and flood for the full replacement value of all of the Lessee's fixtures, fittings and stock contained in the Demised Premises;

                (b) an insurance policy covering inter alia damage by fire extended to include damage by explosion, storm and tempest, riots, strikes and malicious damage, earthquake, impact by all vehicles, aircraft, internal water and flood for the full replacement value of the Demised Premises and the Lessor's fixtures and fittings (if any) therein and further extended to include clearance of debris and loss of rent including Outgoings paid by Lessee;

                (c) an insurance policy against breakage for the replacement value of all plate glass now or hereafter installed in or affixed to or forming part of the Demised Premises;

                (d) a Lessor's owner's public liability insurance policy for a cover of at least Five Million Dollars ($5,000,000-00), or such other sum as the Lessor may reasonably advise by notice in writing;

                (e) a Lessee's/occupier's public liability insurance policy for a cover of at least Five Million Dollars ($5,000,000-00), or such other sum as the Lessor may reasonably advise by notice in writing; and

                (f) an insurance policy against breakdown of all machinery plant equipment or device whether mechanical electrical or of whatsoever other nature installed in or affixed to or forming part of the Demised Premises.

          2.5.2 Pay or Reimburse

                For the purpose of this covenant the Lessee shall pay to or reimburse (as the case requires) the Lessor the whole of the premiums relating to any of the above insurance policies taken out by the Lessor which relate to the Demised Premises.

          2.5.3 Application of Insurance Money

                In the case of any loss or damage arising from any cause covered by the insurance as referred to in Clause 2.5.1, the Lessee shall immediately make a claim under the relevant insurance policy and apply and expend the moneys received by virtue of such insurances in restoring, replacing, repairing or reinstating the same and where such moneys shall be insufficient for that purpose, the Lessee shall pay the balance out of his own money.

          2.5.4 Insurance against storage of Hazardous Chemicals

                The Lessee shall ensure that all risks relating to the storage or use of hazardous chemicals on Demised Premises in accordance with Clause 2.6.8 are to be covered by the policies of insurance referred to in Clause 2.5.1.

     2.6  General Negative Covenants

          2.6.1 Not to Sleep on Premises

                Not to sleep or suffer anyone to sleep in or upon the Demised Premises or use or permit the use of same or any part thereof for residential purposes save for and in the manner permitted by the relevant authority (if any) registering the Demised Premises for the said permitted use.

          2.6.2 No Illegal Immoral Purpose

                Not to use or permit or suffer the use of the same for any illegal, immoral or improper purpose.

          2.6.3 No Rubbish

                Not to allow rubbish or useless property to accumulate thereon.

          2.6.4 No Alterations/Additions

                Not without written consent to make, suffer or permit any alteration or addition whatsoever to be made to any part of the Demised Premises nor drive any nails, screws or other fixing material into any part of the Demised Premises nor use any adhesive material on the walls thereof.

          2.6.5 Not to Vitiate Insurance

                Not to do or permit to be done anything whereby the policy or policies of insurance on the Demised Premises for the time being subsisting may become void or voidable or whereby the rate of premium thereon may be increased and to pay all increased premiums and all expenses incurred by the Lessor in the renewal of such policy or policies rendered necessary by breach of this covenant.

          2.6.6 No Noxious Offensive Business

                Not to use or permit to be used the Demised Premises or any part thereof for or carry on offensive, noxious, hazardous or noisy business or occupation nor for the purpose or in any manner which may be a nuisance or annoyance to the other tenants or occupiers (if any) of the Demised Premises, the Lessor's Premises or the adjoining occupiers or owners and not to do or permit to be done any act or things that may be contrary to the laws of health or the regulations or by-laws of the Department of Health, relevant Municipal or Shire Authority or other Authority in relation to the Demised Premises.

          2.6.7 No Auction Sale

                Not to conduct or permit to be conducted upon the Demised Premises or any part thereof any auction, sale, teaching practice or rendering of any music whatsoever or classes for any kind of teaching or instruction whatsoever save for the permitted use of the Demised Premises without the prior consent in writing of the Lessor.

          2.6.8 Hazardous Chemicals

                Not to keep or permit to be kept or used on the Demised Premises any chemical fluids or materials of a dangerous or explosive nature, the keeping of which may contravene any statute or regulation or by-law or constitute a nuisance to the Lessor or the occupiers of neighbouring property.

          2.6.9 Approved Heating

                Not to use any method of heating other than that approved of by the Lessor and then not without the prior consent in writing of the Lessor.

          2.6.10    No Animals

                Not to bring or keep or permit to be brought or kept any animals or birds on, in or about the Demised Premises.

          2.6.11    No Sweeping

                Not to throw or permit to be thrown any sweeping rubbish, rags, ashes or any other substances whether or not of the same genus or class of the substances aforesaid out of the windows or doors or into the water closet or closets or other water reticulation sewerage or drainage apparatus of the Demised Premises and/or the Lessor's Premises.

          2.6.12    No Noise

                Not to make or permit any of the employees, agents, charges or invitees of the Lessee to make any improper noises in the Demised Premises nor interfere with or annoy or permit to be interfered with or annoyed in any way other occupiers (if any) of the Demised Premises and/or the Lessor's Premises or any persons having lawfully entered therein.

          2.6.13    Signs

                (a) Not to inscribe, paint, write or affix on or to, as the case may be, the Demised Premises or any part thereof or any building of which the Demised Premises form part or any part thereof any writing, lettering, sign, signboard, plate, name, placard, notice or neon or other type of electric sign (all of which without limiting their generality are hereinafter referred to as "such signs") without first obtaining the written approval of the Lessor, whose approval shall not be unreasonably withheld, to its position size colour and design and in all other respects and obtaining all necessary permits from the relevant authorities in respect of same.

                (b) During the currency of the term hereof or any renewal or extension thereof the Lessee shall continue to maintain such sign in good order, repair and appearance.

                (c) Upon the expiration or earlier determination of the term hereby created (or later upon the renewal or extension thereof as the case may be) or earlier at the Lessee's election the Lessee shall forthwith remove such sign, make good any damage or loss occasioned by such removal and reinstate and restore the Demised Premises and/or any building (of which the Demised Premises form part) damaged or affected by the removal of such sign to the same standard and condition subsisting on the day before the Lessee commenced erecting such sign.

          2.6.14    Damage to the Demised Premises

                Not to do or permit to be done anything whereby the Demised Premises or any part thereof, fair wear and tear alone excepted, may be damaged or strained or the walls thereof caused to sag from their right lines.

     2.7  Assignment Mortgage and/or Parting with Possession

          2.7.1 Provisions for Assignment, etc.

                Not at any time or times to mortgage, assign, transfer, sublet, part with possession or to give any person, firm or corporation a licence to use or occupy the Demised Premises or any part thereof without the consent in writing of the Lessor first had and obtained PROVIDED THAT:

                (a) the Lessor shall not withhold such consent to the assignment of the whole of the Demised Premises if the Lessee is not in breach of any of the covenants or conditions herein contained and the proposed assignee is a respectable, responsible and solvent person the onus of proving which shall be on the Lessee;

                (b) if the proposed assignee or sub-lessee should be a firm or corporation, the Lessor may at its sole discretion require a Guarantor of the due performance and observance by the proposed assignee or sub-lessee of the Lessee's covenants in this Lease, to execute such form of guarantee and indemnity as the Lessor may require or approve;

                (c) the Lessor shall be entitled to refuse or withhold consent to the assigning of part or to the sub-letting of the Demised Premises and in respect of this further proviso Section 144 of the Property Law Act 1958 is hereby negatived;

                (d) the Lessor shall in no way be liable or responsible for any alterations or modifications to the Demised Premises which may be necessary or required by relevant authorities in the event of the Lessee sub-letting the

                         Demised Premises the whole of which burden shall lie with the Lessee;

                (e) the Lessee shall procure the execution by such person of an assignment of this Lease to which the Lessor shall be a party in such form as the Lessor and/or his solicitors shall approve of and in which shall be repeated by such assignee with the Lessor the several conditions, covenants, agreements, stipulations and powers herein expressed or such of the said covenants, agreements, stipulations and powers herein expressed or such of the said covenants, agreements, stipulations and powers as may be required by the Lessor and/or his solicitors such assignment to be perused by the Lessor and/or his solicitors at the cost and expense in all respects of the person requiring such consent and an executed copy of such assignment duly stamped shall be delivered to the Lessor;

                (f) the Lessee shall also pay to the Lessor all reasonable costs, charges and expenses incurred by the Lessor of and incidental to the perusal of the assignment and enquiries in relation to the respectability, responsibility and solvency of the proposed assignee;

                (g) the liability of the Lessee under this Lease shall not be released by such assignment and the Lessee shall provide to the Lessor, a guarantee and indemnity in the form required by the Lessor guaranteeing performance by the assignee of the obligations under this term or any further term of this Lease renewed pursuant to an option for renewal contained herein or provided for herein.

          2.7.2 Lessee Corporation

                If the Lessee is a duly incorporated company and if at any time hereafter the majority of the shares therein cease to be held beneficially and according to the Share Register (except as a result of transfers by inheritance) by the person or persons who held such majority at the date of execution of this Lease then -

                (a) the Lessee shall immediately notify the Lessor of such changes in shareholdings;

                (b) such change of shareholdings shall be deemed to constitute an assignment of this Lease and the provisions of Clause 2.7.1 shall apply; and

                (c) this provision shall not apply wherever the Lessee is a company the voting shares of which are listed on a recognised Stock Exchange in Australia or if at least 80% of its voting shares are owned by another company the voting shares of which are so listed.

3.   LESSOR'S COVENANTS

     THE LESSOR DOES HEREBY COVENANT WITH THE LESSEE AS FOLLOWS:

     3.1  Quiet Enjoyment

          That the Lessee paying the rent hereby reserved on days and times and in the manner hereinbefore mentioned and observing and performing the several covenants, conditions and stipulations hereinbefore contained and on the part of the Lessee to be observed and performed shall and may peaceably and quietly hold and enjoy the premises hereby demised during the term hereby granted without any disturbance, eviction or interruption by the Lessor or any person claiming through or under him.

     3.2  Comply With Terms

          To comply with the terms or conditions on the part of the Lessor to be observed, if any, set out herein.

     3.3  Structural Maintenance and Repair

          3.3.1 The Lessor shall maintain the Demised Premises and the building except for the Mechanical Installations in sound structural condition and shall at all times be responsible for the structural work of any nature to the Demised Premises and keep the Demised Premises in a good structural state of repair and free from the ingress of water.

          3.3.2 The Lessor shall not be responsible for any structural work of any nature pursuant to Clause 3.3.1 where the necessity for such structural work has resulted from an act, neglect or default on the part of the Lessee its agent, servant, employee, charge, invitee or any person claiming through or under the Lessee or has resulted from the use of the Demised Premises specified in Item 2 of the Schedule by the Lessee.

     3.4  Refrigerants

          Notwithstanding anything in Clause 3.3, the Lessor shall ensure that the air conditioning plant at all times complies with any law from time to time applicable to refrigerants.

4.   MUTUAL COVENANTS

     THE LESSOR AND LESSEE MUTUALLY COVENANT AND AGREE AS FOLLOWS:

     4.1  Default

          Any one of the following events shall constitute a default pursuant to the Lease:

          4.1.1 if the said rent hereby reserved or any part thereof shall be in arrears and unpaid for fourteen (14) days after the same shall have become due (whether any formal demand therefor shall have been made or not);

          4.1.2 if the Lessee shall at any time make default in or neglect or fail to perform or observe or fulfil any of the covenants, agreements, conditions or stipulations herein contained or implied and which on the part of the Lessee are or ought to be performed, observed or fulfilled;

          4.1.3 if any order or resolution shall be made for the winding up of the Lessee or any permitted assign of the Lessee being a company (otherwise than for the purpose of amalgamation or reconstruction) or the Lessee be placed in official management;

          4.1.4 if any assignment shall be made of the property of the Lessee for the benefit of his Creditors;

          4.1.5 if the said term or the interest of the Lessee in the Demised Premises shall be attached or taken in execution or upon any legal process;

          4.1.6 if the Lessee or any assign being an individual shall commit an act of bankruptcy or enter into any arrangement pursuant to
                Part X of the Bankruptcy Act (Commonwealth); or

          4.1.7 if a Receiver and Manager of the undertaking of the Lessee is appointed.

          If any one of the above events shall occur then it shall be lawful for the Lessor or any person authorized by him in that behalf in the case of a breach by the Lessee of any covenant, agreement condition or stipulation to which Section 146 of the Property Law Act 1958 does not extend (and although advantage may not have been taken of a previous default of the like nature) at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole. Upon such entry this Lease shall absolutely determine but without prejudice to the right of action of the Lessor in respect of any antecedent breach of the Lessee's covenants, agreements, conditions or stipulations herein contained or implied and which on the part of the Lessee are or ought to have been performed observed or fulfilled.

          In the case of a breach by the Lessee of any covenant, agreement, condition or stipulation to which Section 146 of the Property Law Act does so extend at the expiration of fourteen days from the service of the notice referred to in sub-section (1) of the said Section 146 to enter into or upon the Demised Premises or any part thereof in the name of the whole.

          In either case the Lessor may expel and exclude therefrom the Lessee and all or any persons claiming under the Lessee and to remove all goods and effects found upon the Demised Premises without in any case being taken or deemed to be guilty of any manner of trespass and without being in any manner liable at law or otherwise and released from all and every claim by the Lessee for any act, matter or thing done or omitted to be done by the Lessor under the powers and authorities hereby conferred or intended so to be and without prejudice to any right of action or remedy of the Lessor for arrears of rent or any of the covenants of the Lessee or of the other conditions, agreements and stipulations herein contained.

          Thereupon this Lease shall if the Lessor so elects determine and be at an end and the Lessee shall remain liable for rent to the date of such re-entry and at the rate herein before reserved, and in any such case this Lease may be produced as a Notice to Quit duly given and expired.

     4.2  Matters Deemed Not To Affect Lessor's Rights

          If the Lessee shall vacate the Demised Premises during the said term (whether or not the Lessee ceases to pay the rental or other moneys payable hereunder):

          4.2.1 acceptance of the keys and/or entry into the Demised Premises by the Lessor or by any person on the Lessor's behalf for the purposes of inspection or for the purposes of showing the premises to prospective tenants and/or the advertising of the Demised Premises for reletting shall not constitute a re-entry or forfeiture or waiver of the Lessor's right to recover in full all rental and other moneys from time to time payable hereunder.

          4.2.2 in the absence of a written agreement by the Lessor to accept the surrender of the Lessee's interest hereunder or a formal notice of forfeiture or re-entry this Lease shall be deemed to continue in full force and effect until the date as from which a new Lessee actually commences to occupy the Demised Premises.

          4.2.3 any entry by the Lessor into the Demised Premises in the meantime shall be deemed an entry by the leave and licence of the Lessee.

5.   DAMAGE, DESTRUCTION

     If at any time the Demised Premises or part thereof shall be in the opinion of the Lessor rendered unfit for occupation or use by reason of fire or otherwise then and in any such case the Lessor may at his option determine the Lease hereby created or may restore and reinstate the Demised Premises so as to be fit again for occupation and in the latter case except as hereinafter provided, the rent or a proportionate part thereof shall not be payable in respect of any period during which the Demised Premises or part thereof shall in the opinion of the Lessor be unfit for occupation or use but this provision for cessation of rent shall not apply if the policy of insurance against fire shall have been vitiated or if a renewal thereof shall have been refused in consequence of some act or default of the Lessee or the agents, servants, employees, invitees or charges of the Lessee or if the fire or otherwise shall have been caused through any act or omission of the Lessee or the agents, servants, employees, charges or invitees of the Lessee PROVIDED THAT if the Demised Premises be destroyed or rendered unfit for occupation for a period estimated by the Lessor to be beyond six months then the Lessee may by one week's written notice to the Lessor determine this Lease.

6.   BANK GUARANTEE

     6.1 The Lessee shall forthwith provide to the Lessor a Bank Guarantee to the amount specified in Item 12 of the Schedule ("the Bank Guarantee") to be held by the Lessor during the said term as security for the due and proper performance and observance by the Lessee of all of the covenants, provisos, conditions and agreements herein contained or implied and on the Lessee's part to be performed and observed.

     6.2 In the event of the Lessee failing to pay the rent or any other moneys hereby reserved including all rates, taxes and Outgoings on the due dates for payment thereof the Lessor shall be entitled to have recourse to the Bank Guarantee to recover all amounts outstanding referred to herein and to meet any expense incurred by the Lessor as a result thereof without prejudice to the Lessor's other rights, powers and remedies in respect of such amounts.

     6.3
          6.3.1 If the Lessee fails to perform and observe any of the covenants, provisos, conditions and agreements contained in this Lease then the Lessor may, provided it has obtained an order from the relevant court, have recourse to the Bank Guarantee to remedy any such breach or default and to meet any expense incurred by the Lessor as a result thereof without prejudice to the Lessor's other rights, powers and remedies in respect of any such default or breach.

          6.3.2 The provisions of Clause 6.3.1. shall not apply to those covenants relating to the payment of rent and any other moneys including, rates, taxes and Outgoings referred to in Clause 6.2.

     6.4 At the expiration or sooner determination of the said term the Lessee having performed and observed all of the said covenants, provisos, conditions and agreements shall be entitled to a refund of the Bank Guarantee or such part thereof as has not been applied as aforesaid.

     6.5 Without prejudice to any other rights or powers of the Lessor provided in this Lease, the Lessor shall advise the Lessee in writing seven (7) days prior to exercising its rights under this Bank Guarantee.

7.   RENEWAL OF LEASE

     If the Lessee shall wish to take a renewal Lease of the Demised Premises for a further term being the period (if any) so set out in the said Schedule from the expiration of the said term AND PROVIDED that the Lessee shall at least three months before the expiration of the term hereby created request such renewal by notice in writing to be delivered to the Lessor at its address last known to the Lessee and to its address herein appearing and shall have at all times throughout the term duly and punctually paid the rent reserved by this Lease at the times herein appointed for payment thereof and shall have at all times throughout the term duly performed and observed the covenants and agreements by and on the part of the Lessee contained in this Lease up to the expiration of the term hereby granted then the Lessor will at the expense of the Lessee grant to the Lessee a new Lease of the Demised Premises for a further term being the period (if any) so set out in the said Schedule from the day after the date of expiration of the said term (hereinafter called "the renewal date") at a rent to be determined in accordance with the provisions of Annexure 1 hereof which shall apply as if incorporated herein in respect to the first year of the further term and thereafter in accordance with Clause 2.2 AND otherwise the renewal Lease shall contain the like covenants and provisos as are herein contained save as to rental aforesaid and save for the provisions of this Clause PROVIDED FURTHER ALWAYS that if this Lease is presently subject to a Guarantee and Indemnity or a Bank Guarantee then the Lessor shall not be bound to grant a renewal Lease for the further term (if any) as herein otherwise provided for unless and until the Lessee procures the execution by a party or parties nominated by the Lessor of a Guarantee and Indemnity of the renewal Lease in a form approved by the Lessor and/or the Lessor's solicitors or at the Lessor's option a Bank Guarantee for the further term. If applicable, the parties herein agree that the last date for the Lessee to request a renewal lease is the date contained in Item 8 of the Schedule herein.

8.   HOLDING OVER

     If upon the expiration of the said terms the Lessee shall remain in possession of the Demised Premises without objection by the Lessor the Lessee shall be considered as from the date of expiry of the term hereby granted tenant from month to month of the Demised Premises at a rental to be determined in accordance with the provisions of Clause 2.2 payable in the manner set out in the Schedule subject to the provisions of this Lease as far as same can be construed to apply to a monthly tenancy.

9.   MAXIMUM AGGREGATE PERIOD

     Notwithstanding anything to the contrary in this Lease contained or implied it is expressly agreed and understood that the maximum aggregate period for which the Lessee may occupy the Demised Premises is the period set out in
     Item 7 of the Schedule as the "maximum aggregate period" from the commencement date provided that the Lessee will have duly observed and performed all his obligations and covenants pursuant to this Lease and provided that he will have duly and properly exercised his right to renew this Lease for the further term (if any).

10.  LESSEE MAY REMOVE PROPERTY

     10.1 Prior to the expiration or earlier determination of the term hereby created (or later the renewal or extension thereof as the case may be) the Lessee may remove any of his chattels, floor coverings, fixtures and fittings contained or installed in or affixed to the Demised Premises by the Lessee during or prior to the term hereof (or later the renewal or extension thereof as the case may be) PROVIDED ALWAYS that any damage or loss occasioned thereby shall be made good at the expense of the Lessee and the Demised Premises are reinstated and restored by the Lessee to the same standard and condition subsisting at the date the Lessee began occupation of the Demised Premises or at the commencement date hereof whichever is the earlier.

     10.2 If the Lessee has not so removed the said chattels, floor coverings, fixtures or fittings, the Lessor may by notice in writing addressed to the Lessee require the Lessee at the expense of the Lessee to remove from the Demised Premises within fourteen
          (14) days from the expiration or earlier determination of the term hereof (or later the renewal or extension thereof as the case may be) all or any of such chattels, floor coverings, fixtures and fittings and to reinstate and restore the Demised Premises to the same standard and condition subsisting at the date the Lessee began occupation of the Demised Premises or the commencement date hereof whichever is the earlier PROVIDED ALWAYS that the Lessor may at its option itself cause any such chattels, floor coverings, fixtures or fittings to be removed and any such damage to be made good and to reinstate and restore the

          Demised Premises and may recover the costs thereof from the Lessee as a liquidated debt payable on demand.

     10.3 If the Lessee shall not have so removed any of the said chattels, floor coverings, fixtures or fittings either as of right or by requirement of the Lessor as aforesaid, then the same shall be deemed to be affixed to the Demised Premises and thereupon the Lessee shall be deemed to have abandoned any claim in or at such chattels, floor coverings, fixtures and fittings and to have waived any right to compensation in respect thereof whereupon the same shall become the property of the Lessor.

     10.4 Upon vacating the Demised Premises or at the request of the Lessor immediately prior thereto, the Lessee shall remove any signs, names, advertisements or notices erected, painted, displayed, affixed or exhibited upon, to or within the Demised Premises and shall make good any damage or disfigurement thereby caused.

11.  ZONING AND USE OF PREMISES

     The Lessor shall in no way be held liable or responsible or accountable for the zoning applicable to the Demised Premises and the Lessee hereby acknowledges that it has checked the zoning applicable to the Demised Premises and finds the same suitable for its purposes and has obtained all necessary permits. Should the zoning in respect of the Demised Premises now or at any time hereafter conflict with the permitted uses hereunder then notwithstanding such conflict the Lessee shall remain fully liable for performance of its obligations hereunder. The Lessor in no way warrants that the premises are suitable for the permitted use described in Item 2 of the Schedule.

12.  LESSEE'S RISK

     12.1 To the extent permitted by law or statute, the Lessee indemnifies and keeps the Lessor indemnified from and against all damages, losses, costs, charges, expenses, actions, claims and demands which may be sustained, suffered, recovered or made against the Lessor (by any person) or for which the Lessor may become liable whether during or after the term of this Lease in respect of or arising from:

          12.1.1 injury or loss which may be sustained by any person when using or entering or near any portion of the Demised Premises whether in the occupation of the Lessor or of the Lessee or of any other person where such injury arises or has arisen as a result of the negligence of or as a result of the creation of some dangerous thing or state of affairs by the Lessee or any agent, servant, employee, charge, invitee or any other person claiming through or under the Lessee and whether the existence of such dangerous thing or dangerous state of affairs was or ought to have been known to the Lessee or not;

          12.1.2 loss, damage or injury from any cause whatsoever to property or to persons within or outside the Demised Premises occasioned or contributed to by the neglect or default of the Lessee or any agent, servant, employee, charge, invitee or other person claiming through or under the Lessee to observe or perform any of the covenants, conditions, regulations and restrictions on the part of the Lessee hereunder whether positive or negative expressed or implied;

          12.2.3 loss, damage or injury to the Demised Premises and all properties therein occasioned or contributed to by the neglect or default of the Lessee or any agent, servant, employee, charge, invitee or other person claiming through or under the Lessee;

          12.1.4 the negligent use, misuse, waste or abuse by the Lessee or any agent, servant, employee, charge, invitee or any other person claiming through or under the Lessee of any water, gas, electricity or any other services supplied to the Demised Premises or the buildings;

          12.1.5 the negligent use, misuse, waste or abuse by the Lessee or any agent, servant, employee, charge, invitee or any other person claiming through or under the Lessee of any faulty fittings and fixtures of the Lessee;

          12.1.6 the negligent use, misuse, waste or abuse by the Lessee or any agent, servant, employee, charge, invitee or any other person claiming through or under the Lessee of the services, Mechanical Installations or facilities of the Demised Premises or the buildings;

          12.1.7 the overflow leakage or escape of water, fire, gas, electricity or any other harmful agent whatsoever in or from the buildings or the Demised Premises caused or contributed to by any act or omission on the part of the Lessee or any agent, servant, employee, charge, invitee or any other person claiming through or under the Lessee;

          12.1.8 the failure of the Lessee to immediately notify the Lessor of any accident or a defect in any of the Mechanical Installations, appurtenances, water pipes, gas pipes, electric wiring or other fittings or fixtures contained in the Demised Premises;

          12.1.9 loss, damage or injury from any cause whatsoever to property or person caused or contributed to by the use of the buildings or the Demised Premises by the Lessee or any agent, servant, employee, charge, invitee or any other person claiming through the Lessee;

          12.1.10 the occurrence on the Demised Premises during the said term of any accident or injury to or death of any person or damage or injury to or loss of the property of any persons; or

          12.1.11 any injury, illness, loss or damage which may be caused to or suffered by the Lessee or any agent, servant, employee, charge, invitee or any person claiming through or under the Lessee resulting from any materials used in or about the construction or maintenance of the buildings or the fixtures and fittings therein.

     12.2 Notwithstanding Clause 12.1.11, the Lessee shall not be liable to indemnify the Lessor in respect of any injury, illness, loss or damage which may be caused to or suffered by the Lessee or any agent, servant, employee, charge, invitee or any other person claiming through or under the Lessee resulting from any materials used in or about the construction or maintenance of the buildings or the fixtures and fittings therein prior to the commencement of the Lease provided that:

          12.2. 1 the Lessee acknowledges that a visual inspection of the Demised Premises and the building of which the Demised Premises forms part has been conducted. The Lessee undertakes to notify the Lessor of any defects which may become apparent to the Lessee during the term of the Lease.

          12.2.2 the Lessee shall be responsible for any injury, illness, loss or damage resulting from any act, neglect or default on the part of the Lessee.

     12.3 The Lessee agrees to occupy use and keep the Demised Premises at the risk of the Lessee and hereby releases to the full extent permitted by law the Lessor and its agents, servants, contractors and employees (save for the consequences of any wilful act on their part) from all claims and demands of every kind resulting from any accident, damage or injury occurring therein and the Lessee expressly agrees that in the absence of any such negligence as aforesaid the Lessor shall have no responsibility or liability for any loss of or damage to fixtures or personal property of the Lessee.

     12.4 Without limiting the generality of the foregoing the Lessee acknowledges that the Lessor shall not be liable to the Lessee or to any other person in respect of loss or damage suffered as a result of fire or explosion or the escape of water liquids or sewerage or by reason of any fault or failure of any of the Mechanical Installations or any electric, gas, water or sewerage system installation or apparatus or any fire protective or alarm system in the buildings or by insufficiency or absence of lighting or by the bursting, running or leaking of any tank closet tape or pipe or by rain or other water being upon or entering the Demised Premises through the roof, skylight, vent, window, trapdoor or otherwise or for any damage arising from any act or neglect of other occupiers of the buildings or of any adjacent property or the public or from any other cause howsoever occurring or from any structural defect and the Lessor shall not be liable in damages or otherwise for any failure to furnish or interruption of service of lift, escalator, water, gas, electricity, heated water, steam and chilled water caused by mechanical breakdown, fire, accident, riot, strike, labour disputes, Acts of God the making of any repairs or improvements or other causes beyond the control of the Lessor PROVIDED ALWAYS that such loss or damage is not occasioned by any wilful act of the Lessor its servants or agents.

13.  ESSENTIAL COVENANTS

     That the covenants by the Lessee contained or implied in the clauses to pay rent, rates, taxes and all other charges, impositions, Outgoings, maintenance, repairs, assignments, sub-letting or otherwise of the Demised Premises, use of and licenses relating to the Demised Premises and insurances with regard to the Demised Premises are essential and fundamental terms to this Lease and the breach or non-observance or non-performance of any one or more such covenants, terms and conditions shall be deemed to be a fundamental breach of the provisions of this Lease on the part of the Lessee to be observed and performed PROVIDED THAT the presence of this Clause in this Lease shall not mean or be construed as meaning that there are no other fundamental and/or essential terms in this Lease. Should the Lessor terminate this Lease following any such fundamental breach or otherwise, then without prejudice to any other right or remedy of the Lessor herein contained or implied, IT IS EXPRESSLY AGREED AND DECLARED that the Lessor shall be entitled to recover from the Lessee as and by way of liquidated damages for such breach the difference between the aggregate of the rent, the Lessee's obligations to pay rates, taxes, other impositions and Outgoings in relation to the Demised Premises and other monies that would have been payable by the Lessee for the unexpired residue of the term but for such determination calculated from the date of such determination to the date of termination of this Lease referred to in the Schedule of this Lease LESS the aggregate of the several rental and other monies which the Lessor by taking proper steps to re-let the Demised Premises shall obtain or could reasonably be expected to obtain by re-letting the Demised Premises for the unexpired residue of the term (if any) PROVIDED that in so doing the Lessor shall not be required to oblige to offer or accept in respect of such re-letting terms, covenants, conditions or stipulations which are the same or similar to the terms, covenants, conditions or stipulations herein contained or implied.

14.  MORTGAGE OF PREMISES

     The parties hereto HEREBY JOINTLY ACKNOWLEDGE AND AGREE that the Lessor shall have the right at any time to mortgage or otherwise charge the Demised Premises without prejudice to the rights of the Lessee hereunder without obtaining or requiring the consent by the Lessee to such Mortgage or Charge and the Lessee FURTHER AGREES to sign documents and do all such reasonable acts, matters or things that may be required to enable registration in the Office of Titles of such Mortgage PROVIDED ALWAYS that any legal costs so incurred by the Lessee pursuant to this provision shall be paid by the Lessor.

15.  SUITABILITY OF THE PREMISES

     15.1 The Lessee acknowledges that no promise, representation, warranty or undertaking has been given by or on behalf of the Lessor in respect of the suitability of the buildings or the Demised Premises for any purpose or for any business to be carried on therein or as to the fittings, finishes, facilities and amenities of the buildings or the Demised Premises and all warranties (if any) implied by law are hereby so far as legally possible expressly negatived.

     15.2 The Lessee acknowledges and declares that no promise, representation, warranty or undertaking either express or implied has been given by or on behalf of the Lessor or can be said to be deemed to have arisen as to the suitability of the Demised Premises for any business to be carried on therein by the Lessee or as to the quality, nature or extent of any of the fittings, finishes, facilities and amenities of the Demised Premises or any of the common areas appurtenances services and mechanical installations that the Lessee is to be entitled to use and enjoy either alone or in common with others or as to the use or purpose to which the Demised Premises may lawfully be put or otherwise as to any business that may lawfully be carried on in the Demised Premises and notwithstanding that the Lessee may have made known to the Lessor or any person acting for it the nature of the Lessee's present business or of any other business that the Lessee wishes to carry on in the Demised Premises.

16.  VICARIOUS RESPONSIBILITY

     The Lessee shall not permit any of the Lessee's servants, agents or so far as the Lessee can control them the Lessee's customers or invitees to commit a breach of or make default in performing any of the covenants on the part of the Lessee herein contained.

17.  FIRE HAZARD

     The Lessee shall not in any way create any actual or potential fire hazard in the buildings or the Demised Premises or in any part thereof and will permit the Lessor at all times to enter upon the Demised Premises and to abate any actual or potential fire hazard in or about the Demised Premises and if such hazard in the reasonable opinion of the Lessor is caused by or results from the use or occupancy of the Demised Premises by the Lessee the Lessee shall pay to the Lessor the costs and expenses incurred by the Lessor in carry out such work.

18.  MORATORIUM

     The Lessee shall not be entitled to the benefit of any Acts, Regulations or proclamations in the nature or having the effect of a moratorium or purporting to effect any reduction in rent or interest whether already passed made or authorized or hereafter to be passed made or authorized by the Federal or State Parliament or other responsible body or authority thereunder and that such Acts, Regulations and proclamations shall not apply hereto.

19.  GOVERNING LAW

     This Lease shall be governed by and construed in accordance with the Laws of the State of Victoria and if any provisions of this Lease shall to any extent be invalid the remainder of this Lease shall not be affected thereby.

20.  NO REPRESENTATIONS

     There are no oral or written agreements between the Lessor and Lessee affecting this Lease other than the written agreement for Lease (if any) to which this Lease was attached and which was made by the parties hereto in respect of the Demised Premises and that this Lease is not entered into in reliance on any representations or warranties express or implied, save as may be specifically set out herein.

21.  NOTICES

     Any notice to the Lessee hereunder, notwithstanding any other provision herein to the contrary contained or implied shall be deemed to be duly given if left at the Demised Premises or addressed to the Lessee at the Demised Premises and duly posted. A notice sent by post shall be deemed to have been duly served at twelve (12) noon on the day next following such posting.

22.  JOINT AND SEVERAL LIABILITY

     That in the event of the Lessee consisting of more than one party then the covenants herein contained and on the part of the Lessee to be observed and performed shall be deemed to be entered into both jointly and severally by the parties constituting the Lessee.

23.  MISCELLANEOUS

     23.1 Amendment

          This Lease may be amended only by instruments in writing executed by the Lessor and Lessee.

     23.2 No Relationship

          Nothing herein contained shall be deemed or construed (by the parties hereto nor by any third party) as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto it being understood and agreed that no provision contained herein shall be deemed to create any relationship between the parties hereto other than the relationship of Lessor and Lessee.

     23.3 Waiver

          No waiver by the Lessor of a breach of any covenant, obligation or provision in this Lease contained or implied shall, operate as a waiver of another breach of the same or any other covenant, obligation or provision in this Lease contained or implied.

     23.4 Index and Headings

          The Index and all headings in this Lease are not intended to and do not constitute parts of the Lease and only act as a guide to finding the relevant clauses.

     23.5 Schedule and Annexures

          The Schedule, Annexures and Special Conditions (if any) are intended to and do form part of this Lease.

     23.6 Severance, Reading Down

          The several covenants and conditions and each and every part thereof contained in this Lease, shall be so construed as not to infringe the provisions of any Act whether State or Federal, but if any such covenant or condition in its true interpretation does infringe any such provision, that covenant or condition shall be read down to such extent as may be necessary to ensure that it does not so infringe and as may be reasonable in all circumstances so as to give it a valid operation of a partial character and in the event that the infringing covenant or condition cannot be so read down it shall be deemed to be void and severable.

EXECUTED BY THE PARTIES



THE COMMON SEAL of ENFIELD                   )
VIEW PTY LTD (A.C.N. 007 382 603)            )           (SEAL)
was hereunto affixed in                      )
accordance with its Articles                 )
of Association in the                        )
presence of:                                 )

     /s/ J.P. Shannon    DIRECTOR
-----------------------
     J.P. Shannon        Name of Director (print)
-----------------------
     /s/ illegible       SECRETARY
-----------------------
     illegible           Name of Secretary (print)
-----------------------

THE COMMON SEAL of RECOIL                    )
PTY LTD (A.C.N. 006 664 7311)                )           (SEAL)
was hereunto affixed in accordance with      )
its Articles of Association in the           )
presence of:                                 )

     /s/ B.F. Ball            DIRECTOR
-----------------------
     B.F. Ball           Name of Director (print)
-----------------------
     /s/ K.D. Jones      DIRECTOR
-----------------------
     K.D. Jones          Name of Director (print)
-----------------------

11th Day of August 1995

Commonwealth Bank as Mortgageee under Memorandum of Mortgage No. A571511D of the premise demised by the within lease hereby conents to such lease.
                                                                   /s/ illegible

                                    SCHEDULE


ITEM

1.   DEMISED PREMISES:   All that piece of land being Lots, 6, 7 and part of Lot
                         8 on Plan of Subdivision No. 136910 lodged in the Titles Office and described in Certificate of Title
                         Volume 9518 Folio 994 and situated at 20 Stamford Road,
                         Oakleigh

2.   USE OF PREMISES:    Office, warehouse and light industrial manufacturing

3.   RENTAL:             TEN THOUSAND SIX HUNDRED AND NINETY DOLLARS AND SIXTY-
                         THREE CENTS ($10,690.63) per calendar month payable monthly in advance from the commencement date.

                         No rent is payable for the period from the commencement date to 31 October 1995.

                         Nothing in this Schedule shall relieve the Lessee of its obligations to pay the Outgoings.

4.   RENT REVIEW DATES:  Annually from the commencement date

5.   TERM OF LEASE:      Five (5) years

6.   FURTHER TERM:       One (1) further term of five (5) years

7.   MAXIMUM AGGREGATE
     PERIOD              Ten (10) years

8.   LAST DATE FOR
     EXERCISE OF OPTION: 30 April 2000

9.   COMMENCEMENT DATE:  1st August 1995

10.  CHATTELS:           Airconditioner, Partitioning, Carpets, Sprinkler System
                         (Garden) and Fire Fighting Equipment

11.  SECURITY DEPOSIT:   Nil

12.  BANK GUARANTEE:     Bank Guarantee of seventy thousand dollars ($70,000.00)
                         for the term of this Lease. The Bank Guarantee for the further term shall be the average six (6) monthly rental payable during the further term based on an annual rental increase of four percent (4%) pursuant to Clause 2.2, rounded up to the nearest one thousand dollars ($1,000.00).

                                       LEASE
                                       INDEX

CLAUSE

Recitals

1.   DEFINITIONS AND INTERPRETATION. . . . . . . . . . . . . . . . . . . . .   1
     1.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . .   3

2.   LESSEE'S COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.1  Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.2  Rent Review. . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.3  Rates, Taxes and Outgoings . . . . . . . . . . . . . . . . . . . .   4
     2.4  General Positive Covenants . . . . . . . . . . . . . . . . . . . .   5
          2.4.1   Consumables. . . . . . . . . . . . . . . . . . . . . . . .   5
          2.4.2   Clean the Premises . . . . . . . . . . . . . . . . . . . .   5
          2.4.3   Repair and Maintain. . . . . . . . . . . . . . . . . . . .   5
          2.4.4   Clean Windows. . . . . . . . . . . . . . . . . . . . . . .   6
          2.4.5   Make Good Damage . . . . . . . . . . . . . . . . . . . . .   6
          2.4.6   Repair Damage Caused to Adjoining Premises . . . . . . . .   6
          2.4.7   Disposal of Rubbish. . . . . . . . . . . . . . . . . . . .   6
          2.4.8   Notice of Defects. . . . . . . . . . . . . . . . . . . . .   6
          2.4.9   Comply with Acts . . . . . . . . . . . . . . . . . . . . .   6
          2.4.10  Use of Premises. . . . . . . . . . . . . . . . . . . . . .   7
          2.4.11  Inspection . . . . . . . . . . . . . . . . . . . . . . . .   7
          2.4.12  Maintenance and Alteration . . . . . . . . . . . . . . . .   8
          2.4.13  Lessor's Costs . . . . . . . . . . . . . . . . . . . . . .   8
          2.4.14  Costs of Default . . . . . . . . . . . . . . . . . . . . .   8
          2.4.15  Interest on Default. . . . . . . . . . . . . . . . . . . .   8
          2.4.16  Exhibit "To Let" Sign  . . . . . . . . . . . . . . . . . .   9
          2.4.17  Inspection at End of Term. . . . . . . . . . . . . . . . .   9
          2.4.18  Keep Premises Open . . . . . . . . . . . . . . . . . . . .   9
          2.4.19  Locking of Property. . . . . . . . . . . . . . . . . . . .   9
          2.4.20  Garden . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          2.4.21  Delivering Up. . . . . . . . . . . . . . . . . . . . . . .  10
          2.4.22  Lessee's Works . . . . . . . . . . . . . . . . . . . . . .  10
     2.5  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          2.5.1   Insurance Charges. . . . . . . . . . . . . . . . . . . . .  10
          2.5.2   Pay or Reimburse . . . . . . . . . . . . . . . . . . . . .  12
          2.5.3   Application of Insurance Money . . . . . . . . . . . . . .  12
          2.5.4   Insurance against storage of Hazardous Chemicals . . . . .  12
     2.6  General Negative Covenants . . . . . . . . . . . . . . . . . . . .  12
          2.6.1   Not to Sleep on Premises . . . . . . . . . . . . . . . . .  12
          2.6.2   No Illegal Immoral Purpose . . . . . . . . . . . . . . . .  12
          2.6.3   No Rubbish . . . . . . . . . . . . . . . . . . . . . . . .  12
          2.6.4   No Alterations/Additions . . . . . . . . . . . . . . . . .  12

          2.6.5   Not to Vitiate Insurance . . . . . . . . . . . . . . . . .  13
          2.6.6   No Noxious Offensive Business. . . . . . . . . . . . . . .  13
          2.6.7   No Auction Sale. . . . . . . . . . . . . . . . . . . . . .  13
          2.6.8   Hazardous Chemicals. . . . . . . . . . . . . . . . . . . .  13
          2.6.9   Approved Heating . . . . . . . . . . . . . . . . . . . . .  13
          2.6.10  No Animals . . . . . . . . . . . . . . . . . . . . . . . .  14
          2.6.11  No Sweeping. . . . . . . . . . . . . . . . . . . . . . . .  14
          2.6.12  No Noise . . . . . . . . . . . . . . . . . . . . . . . . .  14
          2.6.13  Signs. . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          2.6.14  Damage to the Demised Premises . . . . . . . . . . . . . .  15
     2.7  Assignment Mortgage and/or Parting with Possession . . . . . . . .  15
          2.7.1   Provisions for Assignment, etc.. . . . . . . . . . . . . .  15
          2.7.2   Lessee Corporation . . . . . . . . . . . . . . . . . . . .  16

3.   LESSOR'S COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     3.1  Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . . .  17
     3.2  Comply With Terms. . . . . . . . . . . . . . . . . . . . . . . . .  17
     3.3  Structural Maintenance and Repair. . . . . . . . . . . . . . . . .  17
     3.4  Refrigerants . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

4.   MUTUAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     4.1  Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     4.2  Matters Deemed Not To Affect Lessor's Rights . . . . . . . . . . .  19

5.   DAMAGE, DESTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . .  20

6.   BANK GUARANTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

7.   RENEWAL OF LEASE. . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

8.   HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

9.   MAXIMUM AGGREGATE PERIOD. . . . . . . . . . . . . . . . . . . . . . . .  22

10.  LESSEE MAY REMOVE PROPERTY. . . . . . . . . . . . . . . . . . . . . . .  22

11.  ZONING AND USE OF PREMISES. . . . . . . . . . . . . . . . . . . . . . .  23

12.  LESSEE'S RISK . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

13.  ESSENTIAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . .  26

14.  MORTGAGE OF PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . .  27

15.  SUITABILITY OF THE PREMISES . . . . . . . . . . . . . . . . . . . . . .  27

16.  VICARIOUS RESPONSIBILITY. . . . . . . . . . . . . . . . . . . . . . . .  27

17.  FIRE HAZARD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

18.  MORATORIUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

19.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

20.  NO REPRESENTATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .  28

21.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

22.  JOINT AND SEVERAL LIABILITY . . . . . . . . . . . . . . . . . . . . . .  28

23.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     23.1 Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     23.2 No Relationship. . . . . . . . . . . . . . . . . . . . . . . . . .  29
     23.3 Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     23.4 Index and Headings . . . . . . . . . . . . . . . . . . . . . . . .  29
     23.5 Schedule and Annexures . . . . . . . . . . . . . . . . . . . . . .  29
     23.6 Severance, Reading Down. . . . . . . . . . . . . . . . . . . . . .  29

SCHEDULE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31